Exhibit 99.1
News

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Third Quarter 2025 Results

WALTHAM, Mass. (October 22, 2025) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the third quarter ended September 27, 2025.

Third Quarter Highlights

•Third quarter revenue grew 5% to $11.12 billion.
•Third quarter GAAP diluted earnings per share (EPS) was $4.27, in-line with the prior-year quarter.
•Third quarter adjusted EPS grew 10% to $5.79.

•Delivered excellent operational performance in the quarter demonstrating the strength of our proven growth strategy, the power of our PPI Business System, and the continued active management of our company.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. To advance precision medicine, we received FDA approval for the OncomineTM Dx Express Test on the Ion TorrentTM Genexus Dx Integrated Sequencer. This is a companion diagnostic for Dizal’s ZEGFROVY® to treat non-small cell lung cancer and for use in tumor profiling, enabling faster therapy decisions by healthcare providers. We also launched the Olink® Target 48 Neurodegeneration panel to help customers advance research and unlock new insights into neurodegenerative diseases such as Alzheimer’s and Parkinson’s. For our structural biology customers, we launched the Thermo Scientific™ Talos™ 12 transmission electron microscope, which advances scientific understanding by delivering enhanced imaging resolution, greater ease of use and higher automation to support biological research, pathology and drug development.

•Strengthened our industry-leading commercial engine and deepened our trusted partner status with customers to accelerate innovation and enhance productivity. Established a strategic collaboration with OpenAI to further increase the use of artificial intelligence (AI) across our operations, products and services to accelerate scientific breakthroughs, enhance drug development and drive greater productivity.

•Our PPI Business System and strong execution from our global team resulted in excellent operational performance, including the strong management of our cost base.

•Continued to successfully execute our capital deployment strategy. During the quarter, we advanced our strategic position by completing the acquisitions of our Filtration and Separation business from Solventum, an excellent complement to our bioproduction capabilities, and Sanofi’s Ridgefield, New Jersey, sterile fill-finish site, expanding our U.S. capacity for drug product manufacturing. We also repurchased $1.0 billion of stock.

“Our team did an outstanding job and delivered excellent operational performance in the quarter, reflecting the strength of our proven growth strategy, the power of our PPI Business System, and the continued active management of our company,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “I’m also very pleased with the progress we made executing our strategy – launching outstanding new products, completing complementary acquisitions, and collaborating with OpenAI to accelerate scientific advancement.”
Casper added, “Looking ahead, we’re in a great position to deliver on our 2025 objectives as we continue to drive long-term value creation for all stakeholders and build an even brighter future for our company.”

Third Quarter 2025

Revenue for the third quarter of 2025 grew 5% to $11.12 billion, versus $10.60 billion in the third quarter of 2024. Organic revenue growth was 3%.

GAAP Earnings Results

GAAP diluted EPS in the third quarter of 2025 was $4.27, versus $4.25 in the third quarter of 2024. GAAP operating income for the third quarter of 2025 was $1.94 billion, compared with $1.84 billion in the year-ago quarter. GAAP operating margin was 17.4%, compared with 17.3% in the third quarter of 2024.

Non-GAAP Earnings Results

Adjusted EPS in the third quarter of 2025 was $5.79, versus $5.28 in the third quarter of 2024. Adjusted operating income for the third quarter of 2025 was $2.59 billion, compared with $2.36 billion in the year-ago quarter. Adjusted operating margin was 23.3%, compared with 22.3% in the third quarter of 2024.

Annual Guidance for 2025

The company will provide updated 2025 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, and organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation

Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, October 22, 2025, at 8:30 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 761271. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials.” A replay of the call will be available under “News, Events & Presentations” through February 1, 2026.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent reports on Form 10-K and Form 10-Q under the heading “Risk Factors.” These filings are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” These forward-looking statements are based on our current expectations and speak only as of the date of this press release. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, in the event of new information, future developments or otherwise.
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Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	September 27,	% of	September 28,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$11,122		$10,598
Costs and operating expenses:
Cost of revenues (a)	6,470	58.2%	6,180	58.3%
Selling, general and administrative expenses (b)	1,795	16.1%	1,739	16.4%
Amortization of acquisition-related intangible assets	435	3.9%	450	4.2%
Research and development expenses	346	3.1%	346	3.3%
Restructuring and other costs (c)	135	1.2%	45	0.4%
Total costs and operating expenses	9,182	82.6%	8,759	82.7%
Operating income	1,941	17.4%	1,838	17.3%
Interest income	234		277
Interest expense	(347)		(356)
Other income/(expense) (d)	(2)		(16)
Income before income taxes	1,826		1,742
Benefit from/(provision for) income taxes (e)	(207)		(99)
Equity in earnings/(losses) of unconsolidated entities	2		(14)
Net income	1,621		1,629
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	5		—
Net income attributable to Thermo Fisher Scientific Inc.	$1,616	14.5%	$1,630	15.4%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.28		$4.26
Diluted	$4.27		$4.25
Weighted average shares:
Basic	378		382
Diluted	378		384

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,941	17.4%	$1,838	17.3%
Cost of revenues adjustments (a)	10	0.1%	9	0.1%
Selling, general and administrative expenses adjustments (b)	66	0.6%	21	0.2%
Restructuring and other costs (c)	135	1.2%	45	0.4%
Amortization of acquisition-related intangible assets	435	3.9%	450	4.2%
Adjusted operating income (non-GAAP measure)	$2,587	23.3%	$2,362	22.3%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,616		$1,630
Cost of revenues adjustments (a)	10		9
Selling, general and administrative expenses adjustments (b)	66		21
Restructuring and other costs (c)	135		45
Amortization of acquisition-related intangible assets	435		450
Other income/expense adjustments (d)	(5)		3
Income taxes adjustments (e)	(64)		(139)
Equity in earnings/losses of unconsolidated entities	(2)		14
Noncontrolling interests adjustments (f)	—		(6)
Adjusted net income (non-GAAP measure)	$2,190		$2,026

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.27		$4.25
Cost of revenues adjustments (a)	0.03		0.02
Selling, general and administrative expenses adjustments (b)	0.17		0.05
Restructuring and other costs (c)	0.36		0.12
Amortization of acquisition-related intangible assets	1.15		1.17
Other income/expense adjustments (d)	(0.01)		0.01
Income taxes adjustments (e)	(0.17)		(0.36)
Equity in earnings/losses of unconsolidated entities	(0.01)		0.04
Noncontrolling interests adjustments (f)	0.00		(0.02)
Adjusted EPS (non-GAAP measure)	$5.79		$5.28

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,239		$2,167
Purchases of property, plant and equipment	(404)		(271)
Proceeds from sale of property, plant and equipment	5		20
Free cash flow (non-GAAP measure)	$1,840		$1,915

Business Segment Information	Three months ended
	September 27,	% of	September 28,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$2,588	23.3%	$2,387	22.5%
Analytical Instruments	1,893	17.0%	1,808	17.1%
Specialty Diagnostics	1,174	10.6%	1,129	10.7%
Laboratory Products and Biopharma Services	5,970	53.7%	5,740	54.2%
Eliminations	(503)	-4.5%	(467)	-4.4%
Consolidated revenues	$11,122	100.0%	$10,598	100.0%

Segment income and segment income margin
Life Sciences Solutions	$968	37.4%	$845	35.4%
Analytical Instruments	429	22.6%	451	24.9%
Specialty Diagnostics	321	27.4%	293	25.9%
Laboratory Products and Biopharma Services	868	14.5%	773	13.5%
Subtotal reportable segments	2,587	23.3%	2,362	22.3%
Cost of revenues adjustments (a)	(10)	-0.1%	(9)	-0.1%
Selling, general and administrative expenses adjustments (b)	(66)	-0.6%	(21)	-0.2%
Restructuring and other costs (c)	(135)	-1.2%	(45)	-0.4%
Amortization of acquisition-related intangible assets	(435)	-3.9%	(450)	-4.2%
Consolidated GAAP operating income	$1,941	17.4%	$1,838	17.3%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2025 also exclude $51 of charges for disposition of a consolidated joint venture.
(d) Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 also exclude $2 of settlement charges for pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $227 and $291 in 2025 and 2024, respectively.

Organic revenue growth	Three months ended
September 27, 2025
Revenue growth	5%
Acquisitions	1%
Currency translation	1%
Organic revenue growth (non-GAAP measure)	3%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Nine months ended
	September 27,	% of	September 28,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$32,341		$31,484
Costs and operating expenses:
Cost of revenues (a)	18,905	58.5%	18,326	58.2%
Selling, general and administrative expenses (b)	5,295	16.4%	5,156	16.4%
Amortization of acquisition-related intangible assets	1,294	4.0%	1,514	4.8%
Research and development expenses	1,041	3.2%	1,016	3.2%
Restructuring and other costs (c)	316	1.0%	151	0.5%
Total costs and operating expenses	26,850	83.0%	26,163	83.1%
Operating income	5,491	17.0%	5,321	16.9%
Interest income	735		851
Interest expense	(1,054)		(1,073)
Other income/(expense) (d)	(18)		(2)
Income before income taxes	5,155		5,096
Benefit from/(provision for) income taxes (e)	(394)		(507)
Equity in earnings/(losses) of unconsolidated entities	(9)		(75)
Net income	4,751		4,514
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	11		9
Net income attributable to Thermo Fisher Scientific Inc.	$4,740	14.7%	$4,505	14.3%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$12.55		$11.79
Diluted	$12.53		$11.75
Weighted average shares:
Basic	378		382
Diluted	378		383

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$5,491	17.0%	$5,321	16.9%
Cost of revenues adjustments (a)	31	0.1%	25	0.1%
Selling, general and administrative expenses adjustments (b)	99	0.3%	(24)	-0.1%
Restructuring and other costs (c)	316	1.0%	151	0.5%
Amortization of acquisition-related intangible assets	1,294	4.0%	1,514	4.8%
Adjusted operating income (non-GAAP measure)	$7,231	22.4%	$6,987	22.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$4,740		$4,505
Cost of revenues adjustments (a)	31		25
Selling, general and administrative expenses adjustments (b)	99		(24)
Restructuring and other costs (c)	316		151
Amortization of acquisition-related intangible assets	1,294		1,514
Other income/expense adjustments (d)	(1)		(8)
Income taxes adjustments (e)	(320)		(190)
Equity in earnings/losses of unconsolidated entities	9		75
Noncontrolling interests adjustments (f)	(1)		(6)
Adjusted net income (non-GAAP measure)	$6,167		$6,042

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$12.53		$11.75
Cost of revenues adjustments (a)	0.08		0.07
Selling, general and administrative expenses adjustments (b)	0.26		(0.06)
Restructuring and other costs (c)	0.83		0.39
Amortization of acquisition-related intangible assets	3.42		3.95
Other income/expense adjustments (d)	0.00		(0.02)
Income taxes adjustments (e)	(0.85)		(0.50)
Equity in earnings/losses of unconsolidated entities	0.02		0.20
Noncontrolling interests adjustments (f)	0.00		(0.02)
Adjusted EPS (non-GAAP measure)	$16.30		$15.76

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$4,361		$5,377
Purchases of property, plant and equipment	(1,060)		(920)
Proceeds from sale of property, plant and equipment	17		40
Free cash flow (non-GAAP measure)	$3,319		$4,498

Business Segment Information	Nine months ended
	September 27,	% of	September 28,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$7,428	23.0%	$7,027	22.3%
Analytical Instruments	5,339	16.5%	5,277	16.8%
Specialty Diagnostics	3,456	10.7%	3,355	10.7%
Laboratory Products and Biopharma Services	17,605	54.4%	17,221	54.7%
Eliminations	(1,487)	-4.6%	(1,397)	-4.4%
Consolidated revenues	$32,341	100.0%	$31,484	100.0%

Segment income and segment income margin
Life Sciences Solutions	$2,722	36.6%	$2,551	36.3%
Analytical Instruments	1,153	21.6%	1,289	24.4%
Specialty Diagnostics	932	27.0%	886	26.4%
Laboratory Products and Biopharma Services	2,425	13.8%	2,262	13.1%
Subtotal reportable segments	7,231	22.4%	6,987	22.2%
Cost of revenues adjustments (a)	(31)	-0.1%	(25)	-0.1%
Selling, general and administrative expenses adjustments (b)	(99)	-0.3%	24	0.1%
Restructuring and other costs (c)	(316)	-1.0%	(151)	-0.5%
Amortization of acquisition-related intangible assets	(1,294)	-4.0%	(1,514)	-4.8%
Consolidated GAAP operating income	$5,491	17.0%	$5,321	16.9%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2024 also exclude $13 of charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2025 also exclude $51 of charges for disposition of a consolidated joint venture.
(d) Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 also exclude $8 of settlement charges for pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $758 and $852 in 2025 and 2024, respectively.

Organic revenue growth	Nine months ended
September 27, 2025
Revenue growth	3%
Acquisitions	0%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	2%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	September 27,	December 31,
(In millions)	2025	2024

Assets
Current assets:
Cash and cash equivalents	$1,982	$4,009
Short-term investments	1,564	1,561
Accounts receivable, net	8,911	8,191
Inventories	5,745	4,978
Other current assets	4,092	3,399
Total current assets	22,295	22,137
Property, plant and equipment, net	10,177	9,306
Acquisition-related intangible assets, net	16,242	15,533
Other assets	5,019	4,492
Goodwill	49,287	45,853
Total assets	$103,020	$97,321

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$3,823	$2,214
Other current liabilities	11,065	11,118
Total current liabilities	14,888	13,332
Other long-term liabilities	5,120	5,257
Long-term obligations	31,857	29,061
Redeemable noncontrolling interest	129	120
Total equity	51,024	49,551
Total liabilities, redeemable noncontrolling interest and equity	$103,020	$97,321

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended
	September 27,	September 28,
(In millions)	2025	2024

Operating activities
Net income	$4,751	$4,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,053	2,367
Change in deferred income taxes	(728)	(1,007)
Other non-cash expenses, net	540	477
Changes in assets and liabilities, excluding the effects of acquisitions	(2,255)	(973)
Net cash provided by operating activities	4,361	5,377
Investing activities
Purchases of property, plant and equipment	(1,060)	(920)
Proceeds from sale of property, plant and equipment	17	40
Proceeds from cross-currency interest rate swap interest settlements	218	203
Acquisitions, net of cash acquired	(4,037)	(3,132)
Purchases of investments	(351)	(2,065)
Proceeds from sales and maturities of investments	254	9
Other investing activities, net	20	5
Net cash used in investing activities	(4,938)	(5,861)
Financing activities
Net proceeds from issuance of debt	2,840	1,204
Repayment of debt	(1,625)	(1,107)
Proceeds from issuance of commercial paper	1,095	—
Repayment of commercial paper	(597)	—
Purchases of company common stock	(2,963)	(3,000)
Dividends paid	(474)	(434)
Other financing activities, net	(1)	212
Net cash used in financing activities	(1,725)	(3,126)
Exchange rate effect on cash	273	182
Decrease in cash, cash equivalents and restricted cash	(2,029)	(3,427)
Cash, cash equivalents and restricted cash at beginning of period	4,040	8,097
Cash, cash equivalents and restricted cash at end of period	$2,011	$4,670

Free cash flow (non-GAAP measure)	$3,319	$4,498

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain transaction-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction-related third-party costs, changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow less net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions, transaction-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.